Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2025 with respect to the financial statements of Portage Biotech Inc. for the year ended March 31, 2025 included in the Annual Report on Form 20-F.

/s/ CBIZ CPAs P.C.

New York, NY

August 1, 2025